EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2014 Third Quarter Results

STAMFORD, Conn., Aug. 1, 2014 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2014 third quarter and the nine-month period ended June 30, 2014.

Three Months Ended June 30, 2014 Compared to Three Months Ended June 30, 2013

For the fiscal 2014 third quarter, Star reported a 24.4 percent increase in total revenue to $326.5 million, compared with $262.5 million in the prior-year period. The higher revenue was primarily due to an increase in home heating oil and propane volume, which rose by 4.4 million gallons, or 10.4 percent, to 47.1 million gallons. The volume increase year-over-year was largely due to the acquisition of Griffith Energy Services, Inc. ("Griffith"), completed March 4, 2014, and to the lag effect of colder temperatures experienced in the fiscal second quarter ended March 2014 versus March 2013.

During the fiscal 2014 third quarter, Star's net loss increased by $2.0 million to $9.6 million.

The Adjusted EBITDA loss for the quarter increased by $6.6 million, to $8.3 million, as higher home heating oil and propane volumes were more than offset by (i) an increase in bad debt expense of $2.5 million, which was tied to the higher level of sales in fiscal 2014 versus fiscal 2013 and the typical payment patterns of customers subsequent to the heating season; (ii) $2.3 million of prior period adjustments of which $1.7 million was to correct understatements of certain sales and petroleum taxes and related penalties that, while previously contested, all pertained to years prior to fiscal 2014 and should have been recorded in prior periods; and (iii) a return to more normal non-heating season home heating oil and propane margins (a $1.3 million impact) versus the high margins realized during the three months ended June 30, 2013. In addition, the Griffith acquisition recorded an Adjusted EBITDA loss of $0.8 million, in line with management's expectations.

"Our fiscal third quarter is normally a time to focus on growing our non-heating operations, and this was no exception," said Steve Goldman, Star Gas Partners' Chief Executive Officer. "Star's revenue grew in line with the Griffith acquisition, and we continued to put resources into organically expanding our propane business as well as other, less seasonal products and services. In addition, while per-gallon gross margins were down year-over-year, this was primarily a reflection of the unusually strong quarter last year and, given the typical low volumes of the third quarter, is not considered to be a meaningful trend. Overall, we are pleased with our performance and remain actively engaged in seeking additional potential acquisitions that can drive Star's expansion into new geographic regions and areas of customer penetration."

Nine Months Ended June 30, 2014 Compared to Nine Months Ended June 30, 2013

For the nine months ended June 30, 2014, Star reported an 11.2 percent increase in total revenue to $1.7 billion, versus $1.6 billion in the prior-year period. The higher revenue was primarily due to an increase in home heating oil and propane volume, which rose by 34.5 million gallons, or 11.4 percent, to 338.7 million gallons, as the impact of colder temperatures and the additional volume provided by acquisitions more than offset the impact of net customer attrition, conservation and other factors. Temperatures in Star's geographic areas of operation for the first nine months of fiscal 2014 were 9.2 percent colder than the prior-year's comparable period and 4.9 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

Net income increased by $18.1 million to $61.9 million due to the impact of colder weather on operating results, higher home heating oil and propane margins, and a favorable non-cash change in the fair value of derivative instruments of $4.7 million.

Adjusted EBITDA rose by $25.2 million, or 23.9 percent, to $130.4 million due to the increase in home heating oil and propane volume and higher home heating oil and propane per gallon margins. These factors more than offset (i) the higher operating and service costs largely attributable to the colder temperatures and numerous snow storms during the nine months ended June 30, 2014; (ii) an increase in the reserve for doubtful accounts driven largely by the severe winter weather in fiscal 2014; and (iii) the comparison to the prior-year period's favorable impact from storm "Sandy" on motor fuel sales and service and installation revenue. Adjusted EBITDA for the nine months ended June 30, 2014 was also reduced by $3.4 million, compared to the nine months ended June 30, 2013, due to $2.0 million of prior period adjustments of which $1.7 million was to correct understatements of certain sales and petroleum taxes and related penalties that, while previously contested, all pertained to years prior to fiscal 2014 and should have been recorded in prior periods, $0.8 million of higher service and installation costs attributable to propane growth, and $0.6 million of acquisition-related legal and professional expenses tied to the Griffith acquisition.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;
  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA each has limitations as an analytical tool and so should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast Monday, August 4, 2014, at 9:00 a.m. Eastern Time. The conference call dial-in number is 888-335-0893 or 970-315-0470 (for international callers). A webcast is also available at www.star-gas.com/events.cfm and at www.vcall.com

About Star Gas Partners, L.P.

Star Gas Partners, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Partnership also services and sells heating and air conditioning equipment to its home heating oil and propane customers and to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Partnership provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and Mid-Atlantic. Additional information is available by obtaining the Partnership's SEC filings at vwww.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2013 and under the heading "Risk Factors" in our Quarterly Report on Form 10-Q (the "Form 10-Q") for the fiscal Quarter ended June 30, 2014. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q and Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
(in thousands)	2014	2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$ 7,115	$ 85,057
Receivables, net of allowance of $13,024 and $7,928, respectively	211,076	96,124
Inventories	48,587	68,150
Fair asset value of derivative instruments	1,072	646
Current deferred tax assets, net	10,093	32,447
Prepaid expenses and other current assets	25,435	23,456
Total current assets	303,378	305,880

Property and equipment, net	68,050	51,323
Goodwill	209,102	201,130
Intangibles, net	102,941	66,790
Deferred charges and other assets, net	11,672	7,381
Total assets	$ 695,143	$ 632,504

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$ 22,313	$ 18,681
Revolving credit facility borrowings	39,544	--
Fair liability value of derivative instruments	608	3,999
Accrued expenses and other current liabilities	112,643	87,142
Unearned service contract revenue	45,037	40,608
Customer credit balances	31,126	70,196
Total current liabilities	251,271	220,626

Long-term debt	124,543	124,460
Long-term deferred tax liabilities, net	6,638	19,292
Other long-term liabilities	6,600	8,845

Partners' capital
Common unitholders	328,041	282,289
General partner	126	3
Accumulated other comprehensive loss, net of taxes	(22,076)	(23,011)
Total partners' capital	306,091	259,281
Total liabilities and partners' capital	$ 695,143	$ 632,504

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands, except per unit data - unaudited)	2014	2013	2014	2013

Sales:
Product	$ 267,694	$ 208,862	$ 1,571,034	$ 1,396,281
Installations and service	58,817	53,662	168,328	167,907
Total sales	326,511	262,524	1,739,362	1,564,188
Cost and expenses:
Cost of product	215,826	163,515	1,213,967	1,091,918
Cost of installations and service	50,003	44,102	156,478	152,661
(Increase) decrease in the fair value of derivative instruments	(3,308)	1,910	(4,661)	6,428
Delivery and branch expenses	66,347	53,798	227,175	205,507
Depreciation and amortization expenses	5,760	4,328	15,036	13,007
General and administrative expenses	5,140	4,557	16,995	13,809
Finance charge income	(2,460)	(1,685)	(5,671)	(4,947)
Operating income (loss)	(10,797)	(8,001)	120,043	85,805
Interest expense, net	(5,427)	(3,536)	(13,324)	(10,967)
Amortization of debt issuance costs	(394)	(415)	(1,205)	(1,325)
Income (loss) before income taxes	(16,618)	(11,952)	105,514	73,513
Income tax expense (benefit)	(7,026)	(4,364)	43,602	29,670
Net income (loss)	$ (9,592)	$ (7,588)	$ 61,912	$ 43,843
General Partner's interest in net income (loss)	(54)	(41)	349	237
Limited Partners' interest in net income (loss)	$ (9,538)	$ (7,547)	$ 61,563	$ 43,606

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$ (0.17)	$ (0.13)	$ 1.07	$ 0.73
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	--	--	0.16	0.10
Limited Partner's interest in net income (loss) under FASB ASC 260-10-45-60	$ (0.17)	$ (0.13)	$ 0.91	$ 0.63

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	57,468	59,370	57,482	59,918

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

	Three Months Ended June 30,
(in thousands)	2014	2013

Net loss	$ (9,592)	$ (7,588)
Plus:
Income tax benefit	(7,026)	(4,364)
Amortization of debt issuance cost	394	415
Interest expense, net	5,427	3,536
Depreciation and amortization	5,760	4,328
EBITDA (a)	(5,037)	(3,673)

(Increase) / decrease in the fair value of derivative instruments	(3,308)	1,910
Adjusted EBITDA (a)	(8,345)	(1,763)

Add / (subtract)
Income tax benefit	7,026	4,364
Interest expense, net	(5,427)	(3,536)
Provision for losses on accounts receivable	4,384	1,611
Decrease in accounts receivables	161,737	136,636
(Increase) decrease in inventories	11,560	(7,334)
Increase in customer credit balances	8,837	9,670
Change in deferred taxes	861	(4,359)
Change in other operating assets and liabilities	(53,680)	(25,550)
Net cash provided by operating activities	$ 126,953	$ 109,739

Net cash used in investing activities	$ (1,471)	$ (1,551)

Net cash used in financing activities	$ (131,322)	$ (74,374)

Home heating oil and propane gallons sold	47,100	42,700

(a) Fiscal year 2013 operating income, EBITDA and Adjusted EBITDA have been revised to reflect the reclassification of finance charge income from interest expense, net.

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

	Nine Months Ended June 30,
(in thousands)	2014	2013

Net income	$ 61,912	$ 43,843
Plus:
Income tax expense	43,602	29,670
Amortization of debt issuance cost	1,205	1,325
Interest expense, net	13,324	10,967
Depreciation and amortization	15,036	13,007
EBITDA (a)	135,079	98,812

(Increase) / decrease in the fair value of derivative instruments	(4,661)	6,428
Adjusted EBITDA (a)	130,418	105,240

Add / (subtract)
Income tax expense	(43,602)	(29,670)
Interest expense, net	(13,324)	(10,967)
Provision for losses on accounts receivable	8,862	7,814
Increase in accounts receivables	(78,276)	(71,929)
Decrease (increase) in inventories	24,706	(1,585)
Decrease in customer credit balances	(43,588)	(52,719)
Change in deferred taxes	9,051	4,292
Change in other operating assets and liabilities	11,006	17,894
Net cash provided by (used in) operating activities	$ 5,253	$ (31,630)

Net cash used in investing activities	$ (104,321)	$ (3,644)

Net cash provided by (used in) financing activities	$ 21,126	$ (28,435)

Home heating oil and propane gallons sold	338,700	304,200

(a) Fiscal year 2013 operating income, EBITDA and Adjusted EBITDA have been revised to reflect the reclassification of finance charge income from interest expense, net.
CONTACT: Star Gas Partners
         Investor Relations
         203/328-7310

         Chris Witty
         Darrow Associates
         646/438-9385 or
         cwitty@darrowir.com